UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No. )
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	At the annual meeting, our shareholders approved, or did not approve, the following proposals.

(b)
The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each such proposal, as described in detail in Comcast Corporation’s definitive proxy statement dated April 30, 2018, are set forth below.

(1)	All of the director nominees named in the proxy statement were elected to serve as directors for one-year terms.

Director	For	Withheld	Broker Non-Votes
Kenneth J. Bacon	356,666,207	10,804,937	23,616,988
Madeline S. Bell	345,231,698	22,239,446	23,616,988
Sheldon M. Bonovitz	363,187,486	4,283,658	23,616,988
Edward D. Breen	346,349,399	21,121,745	23,616,988
Gerald L. Hassell	349,650,370	17,820,774	23,616,988
Jeffrey A. Honickman	362,212,341	5,258,803	23,616,988
Maritza G. Montiel	364,272,643	3,198,501	23,616,988
Asuka Nakahara	366,537,462	933,682	23,616,988
David C. Novak	350,366,580	17,104,564	23,616,988
Brian L. Roberts	356,316,629	11,154,515	23,616,988

(2)	The appointment of Deloitte & Touche LLP as our independent auditors for the 2018 fiscal year, as described in the proxy statement, was ratified.

For	Against	Abstain	Broker Non-Votes
384,321,045	6,551,327	215,760	N/A

(3)	The advisory vote on our executive compensation, as described in the proxy statement, was approved.

For	Against	Abstain	Broker Non-Votes
312,195,535	48,185,650	7,089,959	23,616,988

(4)	A shareholder proposal to prepare an annual report on lobbying activities, as described in the proxy statement, was not approved.

For	Against	Abstain	Broker Non-Votes
68,483,646	290,102,679	8,884,819	23,616,988

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: June 14, 2018	By:	/s/ Arthur R. Block
		Name:	Arthur R. Block
		Title:	Executive Vice President, General Counsel and Secretary